Exhibit 99
McKESSON CORPORATION
RECAST CONDENSED CONSOLIDATED INCOME INFORMATION BY BUSINESS SEGMENT
(unaudited)
(in millions)

	FY06					FY07
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY

REVENUES
Distribution Solutions
U.S. Pharmaceutical direct distribution and services	$12,222	$12,649	$13,169	$13,690	$51,730	$13,403	$13,147	$13,414	$14,163	$54,127
U.S. Pharmaceutical sales to customers’ warehouses	6,078	6,199	6,522	6,663	25,462	7,094	6,483	6,836	7,142	27,555

Subtotal	18,300	18,848	19,691	20,353	77,192	20,497	19,630	20,250	21,305	81,682
Canadian pharmaceutical distribution and services	1,487	1,467	1,531	1,425	5,910	1,750	1,651	1,685	1,606	6,692
Medical-Surgical distribution and services	477	508	544	508	2,037	577	580	632	575	2,364

Total Distribution Solutions	20,264	20,823	21,766	22,286	85,139	22,824	21,861	22,567	23,486	90,738

Technology Solutions
Software & software systems	103	109	133	151	496	124	141	139	159	563
Services	299	286	299	313	1,197	326	348	367	469	1,510
Hardware	34	35	42	40	151	41	36	38	51	166

Total Technology Solutions	436	430	474	504	1,844	491	525	544	679	2,239

Revenues	$20,700	$21,253	$22,240	$22,790	$86,983	$23,315	$22,386	$23,111	$24,165	$92,977

GROSS PROFIT
Distribution Solutions	$681	$666	$744	$792	$2,883	$770	$769	$790	$923	$3,252
Technology Solutions	215	202	230	247	894	226	255	271	328	1,080

Gross profit	$896	$868	$974	$1,039	$3,777	$996	$1,024	$1,061	$1,251	$4,332

OPERATING EXPENSES
Distribution Solutions	$387	$414	$432	$440	$1,673	$470	$448	$462	$516	$1,896
Technology Solutions	165	170	185	200	720	192	206	210	276	884
Corporate	38	58	48	69	213	62	70	71	91	294

Subtotal	590	642	665	709	2,606	724	724	743	883	3,074
Securities Litigation charge (credit), net	52	—	1	(8)	45	—	(6)	—	—	(6)

Operating expenses	$642	$642	$666	$701	$2,651	$724	$718	$743	$883	$3,068

OTHER INCOME, NET
Distribution Solutions	$8	$9	$10	$13	$40	$13	$7	$12	$7	$39
Technology Solutions	2	5	2	4	13	2	3	2	3	10
Corporate	17	21	23	25	86	20	22	25	16	83

Other income, net	$27	$35	$35	$42	$139	$35	$32	$39	$26	$132

OPERATING PROFIT
Distribution Solutions	$302	$261	$322	$365	$1,250	$313	$328	$340	$414	$1,395
Technology Solutions	52	37	47	51	187	36	52	63	55	206

Operating profit	354	298	369	416	1,437	349	380	403	469	1,601
Corporate	(21)	(37)	(25)	(44)	(127)	(42)	(48)	(46)	(75)	(211)
Securities Litigation (charge) credit, net	(52)	—	(1)	8	(45)	—	6	—	—	6

Income from continuing operations before interest expense and income taxes	$281	$261	$343	$380	$1,265	$307	$338	$357	$394	$1,396

Operating profit as a % of revenues
Distribution Solutions	1.49%	1.25%	1.48%	1.64%	1.47%	1.37%	1.50%	1.51%	1.76%	1.54%
Technology Solutions	11.93%	8.60%	9.92%	10.12%	10.14%	7.33%	9.90%	11.58%	8.10%	9.20%